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                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

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                                   FORM 8-A
                 REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

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     Irwin Financial Corporation                IFC Capital Trust III
      (Exact Name of Registrant               (Exact Name of Registrant
     as Specified in Its Charter)            as Specified in Its Charter)

               Indiana                                Delaware
       (State of Incorporation                  (State of Incorporation
           or Organization)                        or Organization)

               35-1286807                              Applied for
  (I.R.S. Employer Identification No.)   (I.R.S. Employer Identification No.)

          500 Washington Street                  500 Washington Street
         Columbus, Indiana 47201                Columbus, Indiana 47201
              (Address of                            (Address of
      Principal Executive Offices)           Principal Executive Offices)

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [_]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [X]

Securities Act registration statement file numbers to which this form relates:
                            333-44458; 333-44458-02

       Securities to be Registered Pursuant to Section 12(b) of the Act:

          Title of Each Class              Name of Each Exchange on Which
          to be so Registered:             Each Class is to be Registered:
          --------------------             -------------------------------
                  None                                   None

       Securities to be Registered Pursuant to Section 12(g) of the Act:

             __% Cumulative Convertible Trust Preferred Securities
                   (and the Guarantee with respect thereto)
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                INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered.

     For a full description of IFC Capital Trust III's __% Cumulative Convertible Trust Preferred Securities (the "Convertible Trust Preferred Securities") and Irwin Financial Corporation's guarantee (the "Guarantee") being registered hereby, reference is made to the information contained under the captions "Description of the Convertible Preferred Securities," "Description of the Convertible Debentures" and "Description of the Guarantees" in the Prospectus that forms part of the Registration Statement (Registration No. 333-44458 and Registration No. 333-44458-02) filed by Irwin Financial Corporation and IFC Capital Trust III with the Securities and Exchange Commission (the "Commission") on August 24, 2000 under the Securities Act of 1933, as amended. The information contained in the foregoing Registration Statement (the "Registration Statement"), and the Prospectus, are incorporated herein by reference. Definitive copies of the Prospectus describing the Convertible Trust Preferred Securities will be filed pursuant to Rule 424(b) or pursuant to an amendment to the Registration Statement under the Securities Act of 1933 and the above-referenced sections therein shall be incorporated by reference into this registration statement on Form 8-A.

Item 2.  Exhibits.

     2.1 Certificate of Trust of IFC Capital Trust III (incorporated by reference to Exhibit 4.13 to the Registration Statement.)

     2.2  Trust Agreement of IFC Capital Trust III (incorporated by reference to
          Exhibit 4.14 to the Registration Statement).

     2.3 Form of Amended and Restated Trust Agreement of IFC Capital Trust III (incorporated by reference to Exhibit 4.15 to the Registration Statement).

     2.4 Form of Convertible Preferred Securities Certificate of IFC Capital Trust III (incorporated by reference to Exhibit 4.16 to the Registration Statement which is included as Exhibit D to Exhibit 4.15 of the Registration Statement).

     2.5 Form of Convertible Preferred Securities Guarantee Agreement of IFC Capital Trust III (incorporated by reference to Exhibit 4.17 to the Registration Statement).

     2.6 Form of Indenture for Convertible Junior Subordinated Debentures (incorporated by reference to Exhibit 4.11 to the Registration Statement).

     2.7 Form of Convertible Junior Subordinated Debenture (incorporated by reference to Exhibit 4.12 to the Registration Statement which is included as Exhibit A to Exhibit 4.11 to the Registration Statement).

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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated August 24, 2000                  IRWIN FINANCIAL CORPORATION


                                       By: /s/ Gregory F. Ehlinger
                                           ------------------------------------
                                               Gregory F. Ehlinger
                                               Senior Vice President and
                                               Chief Financial Officer


                                       IFC CAPITAL TRUST III


                                       By: /s/ Thomas D. Washburn
                                           ------------------------------------
                                               Thomas D. Washburn, as Trustee


                                       By: /s/ Jody A. Littrell
                                           ------------------------------------
                                               Jody A. Littrell, as Trustee


                                       By: /s/ Gregory F. Ehlinger
                                           ------------------------------------
                                               Gregory F. Ehlinger, as Trustee


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